UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  February 6, 2015

______________

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

______________

Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, the Board of Directors of PostRock Energy Corporation approved the expansion of the board from six to seven members and the appointment of Alexander P. Lynch to fill the newly created directorship. Mr. Lynch has not yet been appointed to any standing committees of the board.   PostRock will file an amendment to this current report on Form 8-K to disclose any such initial appointment after it is made.

            Mr. Lynch will be compensated for his service on the board under PostRock’s standard arrangement for non-employee directors described in its proxy statement on Schedule 14A for its 2014 annual meeting of stockholders filed with the Securities and Exchange Commission on April 7, 2014 (the “Proxy Statement”).  Mr. Lynch has entered into PostRock’s standard form of director indemnification agreement.

            In accordance with the terms of its investment in PostRock, White Deer Energy has the right to designate three of the members of the board.  Mr. Lynch was designated by White Deer as the third White Deer designee.  Nathan M. Avery and Thomas J. Edelman are the other two designees.  PostRock is not aware of any other arrangements or understandings between Mr. Lynch and any other person pursuant to which he was selected as a director.  PostRock is not aware of any transaction in which Mr. Lynch has an interest requiring disclosure under Item 404(a) of Regulation S-K.  For a discussion of PostRock’s relationship with White Deer, see “Certain Relationships and Related Transactions, and Director Independence” in the Proxy Statement and Note 12 of the notes to the consolidated financial statements included in Item 8 of PostRock’s annual report on Form 10-K for the year ended December 31, 2013, which discussion is incorporated by reference herein.

Item 8.01 Other Events.

Preliminary 2014 Fourth Quarter and Full Year Update

Oil production is estimated to have increased 43% to approximately 275,000 net barrels of oil, an average of 754 barrels per day, with December 2014 oil production averaging an estimated 929 barrels per day.  Natural gas production is estimated to have totaled 13.2 net Bcf (or approximately 36.2 MMcf per day), a 9% decrease from the prior year, which is slightly less than historical annual decline rates of 12% to 13%.

Revenue for 2014 is estimated to have increased over 15% from the prior year, with estimated total operating expenses, including lease operating, gathering and general and administrative expenses, decreasing $1.3 million from the prior year.  Our long-term debt decreased approximately 10% during 2014 to a balance of $83 million as of December 31, 2014.

In response to the recent collapse of oil and natural gas prices, we reduced our Oklahoma City headquarters staff by nearly 25% from 2014 levels, which we expect to result in annualized savings of approximately $2.2 million.  Additional cost reductions are being implemented to further reduce general and administrative and field operating expenses throughout the remainder of the year.  In total, once plans are fully implemented, we expect to reduce ongoing operating costs by nearly $4.0 million annually.

Our preliminary capital budget for 2015 includes capital expenditures of approximately $5.5 million, a more than 80% reduction from 2014.  The preliminary budget includes maintenance capital and completion of development projects under way at December 31, 2014. At current commodity prices, we do not plan any drilling in 2015; however, our drilling plans could change depending on changes in commodity prices during the year.  We intend to use excess operating cash flow to reduce outstanding debt.

Gas and oil hedges are in place through 2016.  These hedges include 9.0 Bcf, or 24.6 MMcf per day, of natural gas hedged at $4.01 per MMbtu and 71,500 barrels, or 195 barrels per day, of oil hedged at $92.73 per barrel.  Assuming no new drilling, this represents approximately 73% and 28%, respectively, of our expected natural gas and oil production forecasted in 2015.  Additionally, in 2016, 21.4 MMcf of natural gas per day and 180 barrels of oil per day are hedged at $4.01 per MMbtu and $90.33 per barrel.

During 2014, we performed 13 recompletions and drilled four Hunton horizontal wells. In addition, we participated in drilling two Woodford horizontal wells in a joint venture with Silver Creek Oil & Gas, LLC, the operator of the joint venture.

Two of the Hunton horizontal wells were placed on production in the fourth quarter and reached peak production of 330 barrels per day and 275 barrels per day, respectively, before year-end. The gross cost for the wells was approximately $6.6 million.  Combined, the four Hunton wells drilled during the year cost approximately $13.4 million and have produced almost 100,000 gross barrels of oil. Results from the two joint venture wells have, to date, been very disappointing.  Thus far, after recovering about 50% of frac load, the wells have lower than expected oil and natural gas rates.  We have a 30% interest in the wells.

We reached final settlement of the CEP lawsuit on December 15, 2014.  During the year, we sold 5,054,255 Class B CEP units at a weighted average price of $2.72 per unit.  As of December 31, 2014, we had recovered approximately $22.1 million of the $21.6 million Target Recovery Amount. Per the settlement agreement, at final settlement, the Company paid SEPI 50% of the surplus over the target recovery amount, or approximately $240,000, and transferred half of the remaining units, or 224,851 Class B units, to SEPI.    We have 224,850 units remaining which we intend to sell in 2015.

We have prepared the above estimates in good faith based upon our internal reporting as of and for the three months and year ended December 31, 2014.  These estimates are preliminary and are thus inherently uncertain and subject to change as we complete our financial results and operating data for the three months and year ended December 31, 2014.  Given the timing of these estimates, there can be no assurance that our final results for these periods will not differ from these estimates.  Important factors that could cause actual results to differ materially from our preliminary estimates are set forth under the headings “Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2013 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

In February, 2015, we engaged Evercore Group L.L.C. as an advisor to assist us in evaluating strategic alternatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By: /s/ Stephen L. DeGiusti

Stephen L. DeGiusti

Executive Vice President, General Counsel and Secretary

Date:  February 10, 2015